CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of New York Life Investments VP Funds Trust of our reports dated February 21, 2025, relating to the financial statements and financial highlights for the portfolios constituting New York Life Investments VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and “Financial Highlights” in such Registration Statement.

New York, NY

April 14, 2025

Appendix A

New York Life Investments VP Funds Trust

1. NYLI VP Hedge Multi-Strategy Portfolio

2. NYLI VP Balanced Portfolio

3. NYLI VP Bond Portfolio

4. NYLI VP Dimensional U.S. Equity Portfolio

5. NYLI VP Conservative Allocation Portfolio

6. NYLI VP MacKay Convertible Portfolio

7. NYLI VP Wellington Growth Portfolio

8. NYLI VP CBRE Global Infrastructure Portfolio

9. NYLI VP Small Cap Growth Portfolio

10. NYLI VP Candriam Emerging Markets Equity Portfolio

11. NYLI VP Floating Rate Portfolio

12. NYLI VP MacKay U.S. Infrastructure Bond Portfolio

13. NYLI VP Equity Allocation Portfolio

14. NYLI VP MacKay High Yield Corporate Bond Portfolio

15. NYLI VP Epoch U.S. Equity Yield Portfolio

16. NYLI VP Income Builder Portfolio

17. NYLI VP PineStone International Equity Portfolio

18. NYLI VP Janus Henderson Balanced Portfolio

19. NYLI VP Winslow Large Cap Growth Portfolio

20. NYLI VP Fidelity Institutional AM® Utilities Portfolio

21. NYLI VP Schroders Mid Cap Opportunities Portfolio

22. NYLI VP Moderate Allocation Portfolio

23. NYLI VP Growth Allocation Portfolio

24. NYLI VP PIMCO Real Return Portfolio

25. NYLI VP S&P 500 Index Portfolio

26. NYLI VP American Century Sustainable Equity Portfolio

27. NYLI VP Wellington Small Cap Portfolio

28. NYLI VP U.S. Government Money Market Portfolio

29. NYLI VP MacKay Strategic Bond Portfolio

30. NYLI VP Natural Resources Portfolio